Exhibit 99.1

TransAct Technologies Reports Preliminary Third Quarter 2023 Financial Results

2023 Third Quarter Net Sales of $17.2 Million, down 4% on a Year-Over-Year Basis

Casino and Gaming Sales of $9.0 Million, up 17% on a Year-Over-Year Basis

Food Service Technology (“FST”) Sales of $4.2 Million, up 13% on a Year-Over-Year Basis

Hamden, CT – November 9, 2023 – TransAct Technologies Incorporated (Nasdaq: TACT) (“TransAct” or the “Company”), a global leader in software-driven technology and printing solutions for high-growth markets, today reported preliminary results for the third quarter ended September 30, 2023.

“We are pleased with our operational progress in the quarter and believe that we are well positioned to build momentum in FST as we move into the end of the year,” said John Dillon, Chief Executive Officer of TransAct. “The quarter also reflected the initial effects of our cost cutting initiatives as we adjust our business model and direct our efforts more efficiently. I strongly believe that we are moving the business successfully towards an optimized and sustainable growth model which I expect we will continue to build upon during 2024.”

Third Quarter 2023 Financial Highlights

•	Net Sales: Net sales for the third quarter of 2023 were $17.2 million, down 4% compared to $17.9 million for the third quarter of 2022.

•	FST Recurring Revenue: FST recurring revenue for the third quarter of 2023 was $3.1 million, up 22% compared to $2.6 million for the third quarter of 2022.

•	Gross Profit: Gross profit for the third quarter of 2023 was $8.9 million, resulting in gross margin of 51.9%, compared to gross profit of $8.2 million for the third quarter of 2022, which delivered a 45.9% gross margin.

•	Operating income: Operating income for the third quarter of 2023 was $1.2 million, compared to $0.4 million for the third quarter of 2022.

•	Net income: Net income for the third quarter of 2023 was $906 thousand, or $0.09 per diluted share, based on 10.1 million weighted average common shares outstanding. Net income for the comparable 2022 period was $528 thousand, or $0.05 per diluted share, based on 9.9 million weighted average common shares outstanding.

•	EBITDA: EBITDA was $1.5 million for the third quarter of 2023, compared to $0.9 million for the third quarter of 2022.

•	Adjusted EBITDA: Adjusted EBITDA was $1.7 million for the third quarter of 2023, compared to $1.2 million for the third quarter of 2022.

Recent Development

•	The Company announced that it intends to engage an advisor in the fourth quarter of 2023 to assist in determining the best long-term strategy for its business and ensure the Company is maximizing the value of its operations for all stockholders and other stakeholders.

2023 Financial Outlook

•	Total Net Sales: The Company currently expects full year 2023 total net sales of between $72.5 million and $73.5 million.

•	Total Adjusted EBITDA: The Company currently expects full year 2023 total adjusted EBITDA of between $9.5 million and $10.0 million.

Our outlook for non-GAAP adjusted EBITDA is presented only on a non-GAAP basis because not all of the information necessary for a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP financial measure is available without unreasonable effort, primarily due to uncertainties relating to the occurrence or amount of these adjustments that may arise in the future. If one or more of the currently unavailable items is applicable, some items could be material, individually or in the aggregate, to GAAP reported results.

2023 Third Quarter Conference Call and Webcast

TransAct is hosting a conference call and webcast today, November 9, 2023, beginning at 4:30 p.m. ET to discuss the Company’s preliminary third quarter 2023 results and other matters. Both the call and the webcast are open to the general public. The conference call number is 877-704-4453 and the conference ID number is 13741862 (domestic or international). Please call ten minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at www.transact-tech.com (select “Investor Relations” followed by “Events & Presentations”). Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Non-GAAP Financial Measures

TransAct is providing certain non-GAAP financial measures because the Company believes that these measures are helpful to investors and others in assessing the ongoing nature of what the Company’s management views as TransAct’s core operations. EBITDA and adjusted EBITDA provide the Company with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. The Company believes that these non-GAAP financial measures provide relevant and useful information to an investor evaluating the Company’s operating performance because these measures are: (i) widely used by investors to measure a company’s operating performance without regard to items that do not reflect the Company’s ongoing operations and are excluded from the calculation of such measure; (ii) used as financial measurements by lenders and other parties to evaluate creditworthiness; and (iii) used by the Company’s management for various purposes including strategic planning and forecasting and assessing financial performance. Adjusted net income (loss) and adjusted net income (loss) per diluted share provide the Company with an understanding of the results of the primary operations of the business by excluding the effects of special items (for example, the $1.5 million severance charge related to the resignation of the Company’s former Chief Executive Officer) that do not reflect the ordinary earnings of the Company’s operations. The Company uses these measures to evaluate period-over-period operating performance because the Company believes this provides a more comparable measure of the Company’s continuing business, as these measures adjust for the special items that are not reflective of the normal results of the business. The presentation of this non-GAAP information is not considered superior to or a substitute for, and should be read in conjunction with, the financial information prepared in accordance with GAAP.

EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation, and amortization. A reconciliation of EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted EBITDA is defined as net income (loss) before net interest expense, income taxes, depreciation and amortization and is adjusted for (1) share-based compensation and (2) the $1.5 million severance charge related to the resignation of the Company’s former Chief Executive Officer. The Company adjusts EBITDA for share-based compensation because the Company considers share-based compensation to be a non-cash expense similar to depreciation and amortization. The Company also adjusts for the severance charge related to the resignation of the Company’s former Chief Executive Officer because the Company believes this charge does not reflect the ordinary earnings of the Company’s operations. A reconciliation of adjusted EBITDA to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net income (loss) is defined as net income (loss) adjusted for the $1.5 million severance charge related to the resignation of the Company’s former Chief Executive Officer. A reconciliation of adjusted net income (loss) to net income (loss), the most comparable GAAP financial measure, can be found attached to this release.

Adjusted net income (loss) per diluted share is defined as adjusted net income (loss) divided by diluted shares outstanding. A reconciliation of adjusted net income (loss) per diluted share to net income (loss) per diluted share, the most comparable GAAP financial measure, can be found attached to this release.

About TransAct Technologies Incorporated

TransAct Technologies Incorporated is a global leader in developing and selling software-driven technology and printing solutions for high-growth markets including food service, casino and gaming, and POS automation. The Company’s solutions are designed from the ground up based on customer requirements and are sold under the BOHA!™, AccuDate™, EPICENTRAL®, Epic and Ithaca® brands. TransAct has sold over 3.7 million printers, terminals and other hardware devices around the world and is committed to providing world-class service, spare parts, and accessories to support its installed product base. Through the TransAct Services Group, the Company also provides customers with a complete range of supplies and consumable items both online at http://www.transactsupplies.com and through its direct sales team. TransAct is headquartered in Hamden, CT. For more information, please visit http://www.transact-tech.com or call (203) 859-6800.

©2023 TRANSACT Technologies Incorporated. All rights reserved. TransAct®, BOHA!™, AccuDate™, Epic Edge®, EPICENTRAL®, Ithaca® are trademarks of TransAct Technologies Incorporated.

Cautionary Statement Regarding Preliminary Financial Information

The Company has prepared the preliminary financial information set forth below on a materially consistent basis with its historical financial information and in good faith based upon its internal reporting as of and for the three and nine months ended September 30, 2023. This financial information is preliminary and is thus inherently uncertain and subject to change as the Company finalizes its financial results and related review for the three and nine months ended September 30, 2023. During the course of the preparation of the Company’s condensed consolidated financial statements and related notes as of and for the three and nine months ended September 30, 2023, the Company may identify items that could cause its final reported results to be materially different from the preliminary financial information set forth above. As a result, there can be no assurance that the Company’s final results for this period will not differ from the preliminary financial information.

This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. In addition, this preliminary financial information is not necessarily indicative of the results to be achieved for any future period.

Forward-Looking Statements

Certain statements included in this press release may be forward-looking statements within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are any statements other than statements of historical fact. Forward-looking statements represent current views about possible future events and are often identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "estimate", "anticipate", "believe", "project”, "plan”, "design" or "continue", or the negative thereof, or other similar words. Forward-looking statements are subject to certain risks, uncertainties and assumptions. In the event that one or more of such risks or uncertainties materialize, or one or more underlying assumptions prove incorrect, actual results may differ materially from those expressed or implied by the forward-looking statements. Important factors and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to, the following: the adverse effects of current economic conditions, whether due to the COVID-19 pandemic or otherwise, on our business, operations, financial condition, results of operations and capital resources, difficulties or delays in manufacturing or delivery of inventory or other supply chain disruptions, inflation, the conflicts in Russia/Ukraine and the Middle East, an inability of our customers to make payments on time or at all, diversion of management attention, a possible future reduction in the value of goodwill or other intangible assets, inadequate manufacturing capacity or a shortfall or excess of inventory as a result of difficulty in predicting manufacturing requirements due to volatile economic conditions, price increases or decreased availability of component parts or raw materials, exchange rate fluctuations, volatility of and decreases in trading prices of our common stock and the availability of needed financing on acceptable terms or at all; our ability to successfully develop new products that garner customer acceptance and generate sales, both domestically and internationally, in the face of substantial competition; our reliance on an unrelated third party to develop, maintain and host certain web-based food service application software and develop and maintain selected components of our downloadable software applications pursuant to a non-exclusive license agreement, and the risk that interruptions in our relationship with that third party could materially impair our ability to provide services to our food service technology customers on a timely basis or at all and could require substantial expenditures to find or develop alternative software products; our ability to successfully transition our business into the food service technology market; risks associated with potential future acquisitions; general economic conditions; our dependence on contract manufacturers for the assembly of a large portion of our products in Asia; our dependence on significant suppliers; our ability to recruit and retain quality employees as the Company grows; our dependence on third parties for sales outside the United States; our dependence on technology licenses from third parties; marketplace acceptance of our new products; risks associated with foreign operations; the availability of third-party components at reasonable prices; price wars, supply chain disruptions or other significant pricing pressures affecting the Company’s products in the United States or abroad; increased product costs or reduced customer demand for our products due to changes in U.S. policy that may result in trade wars or tariffs; our ability to protect intellectual property; and other risk factors detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other reports filed with the Securities and Exchange Commission. Actual results may differ materially from those discussed in, or implied by, the forward-looking statements. We caution readers not to place undue reliance on forward-looking statements, which speak only as of the date of this release. We undertake no obligation to publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors, except where we are expressly required to do so by applicable law.

# # #

Investor Contact:

Ryan Gardella

ICR, Inc.

Ryan.Gardella@icrinc.com

- Financial tables follow-

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Preliminary and Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
	(In thousands, except per share data)

Net sales	$17,190	$17,856	$59,366	$40,181
Cost of sales	8,274	9,663	27,337	23,988
Gross profit	8,916	8,193	32,029	16,193

Operating expenses:
Engineering, design and product development	2,509	1,985	7,283	6,440
Selling and marketing	2,397	2,748	7,838	8,724
General and administrative	2,819	3,073	10,680	9,200
	7,725	7,806	25,801	24,364
Operating income (loss)	1,191	387	6,228	(8,171)

Interest and other (expense) income:
Interest, net	(73)	(53)	(207)	(145)
Other, net	(43)	132	(22)	(167)
	(116)	79	(229)	(312)

Income (loss) before income taxes	1,075	466	5,999	(8,483)
Income tax (expense) benefit	(169)	62	(1,189)	2,287
Net income (loss)	$906	$528	$4,810	$(6,196)

Net income (loss) per common share:
Basic	$0.09	$0.05	$0.48	$(0.63)
Diluted	$0.09	$0.05	$0.48	$(0.63)

Shares used in per share calculation:
Basic	9,958	9,911	9,948	9,902
Diluted	10,052	9,911	10,023	9,902

SUPPLEMENTAL INFORMATION – SALES BY MARKET:

(Preliminary and Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
	(In thousands)

Food service technology	$4,241	$3,748	$11,594	$9,310
POS automation	1,644	5,228	5,345	7,700
Casino and gaming	9,019	7,743	37,002	19,030
TransAct Services Group	2,286	1,137	5,425	4,141
Total net sales	$17,190	$17,856	$59,366	$40,181

TRANSACT TECHNOLOGIES INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Preliminary and Unaudited)

	September 30,	December 31,
	2023	2022
	(In thousands)
Assets:
Current assets:
Cash and cash equivalents	$11,605	$7,946
Accounts receivable, net	12,184	13,927
Employee retention credit receivable	-	1,500
Inventories	17,559	12,028
Other current assets	1,306	724
Total current assets	42,654	36,125

Fixed assets, net	2,653	2,781
Right-of-use assets, net	1,824	2,488
Goodwill	2,621	2,621
Deferred tax assets	6,589	7,327
Intangible assets, net	126	242
Other assets	198	248
	14,011	15,707
Total assets	$56,665	$51,832

Liabilities and Shareholders’ Equity:
Current liabilities:
Revolving loan payable	$2,250	$2,250
Accounts payable	6,239	7,395
Accrued liabilities	5,723	4,077
Lease liabilities	915	875
Deferred revenue	977	1,329
Total current liabilities	16,104	15,926

Deferred revenue, net of current portion	201	143
Lease liabilities, net of current portion	965	1,683
Other liabilities	221	218
	1,387	2,044
Total liabilities	17,491	17,970

Shareholders’ equity:
Common stock	140	139
Additional paid-in capital	56,807	56,282
Retained earnings	14,440	9,630
Accumulated other comprehensive loss, net of tax	(103)	(79)
Treasury stock, at cost	(32,110)	(32,110)
Total shareholders’ equity	39,174	33,862
Total liabilities and shareholders’ equity	$56,665	$51,832

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Three months ended September 30, 2023
	Reported	Adjustments(1)	Adjusted Non-GAAP
Operating expenses	$7,725	$-	$7,725
% of net sales	44.9%		44.9%

Operating income	1,191	-	1,191
% of net sales	6.9%		6.9%

Interest and other expense	(116)	-	(116)
Income before income taxes	1,075	-	1,075
Income tax (expense)	(169)	-	(169)
Net income	906	-	906
Net income per common share:
Basic	$0.09	$-	$0.09
Diluted	$0.09	$-	$0.09

(1)	No adjustments.

	Three months ended September 30, 2022
	Reported	Adjustments(2)	Adjusted Non-GAAP
Operating expenses	$7,806	$-	$7,806
% of net sales	43.7%		43.7%

Operating income	387	-	387
% of net sales	2.2%		2.2%

Interest and other income	79	-	79
Income before income taxes	466	-	466
Income tax benefit	62	-	62
Net income	528	-	528
Net income per common share:
Basic	$0.05	$-	$0.05
Diluted	$0.05	$-	$0.05

(2)	No adjustments.

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF GAAP EARNINGS FINANCIAL MEASURES TO CORRESPONDING

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited, thousands of dollars, except percentages and per share amounts)

	Nine months ended September 30, 2023
	Reported	Adjustments(3)	Adjusted Non-GAAP
Operating expenses	$25,801	$(1,461)	$24,340
% of net sales	43.5%		41.0%

Operating income	6,228	1,461	7,689
% of net sales	10.5%		13.0%

Interest and other expense	(229)	-	(229)
Income before income taxes	5,999	1,461	7,460
Income tax (expense)	(1,189)	(70)	(1,259)
Net income	4,810	1,391	6,201
Net income per common share:
Basic	$0.48	$0.14	$0.62
Diluted	$0.48	$0.14	$0.62

(3)	Adjustment includes a severance charge of $1,461 incurred in April 2023 related to the resignation of the Company’s former Chief Executive Officer.

	Nine months ended September 30, 2022
	Reported	Adjustments(4)	Adjusted Non-GAAP
Operating expenses	$24,364	$-	$24,364
% of net sales	60.6%		60.6%

Operating loss	(8,171)	-	(8,171)
% of net sales	(20.3)%		(20.3)%

Interest and other expense	(312)	-	(312)
Loss before income taxes	(8,483)	-	(8,483)
Income tax benefit	2,287	-	2,287
Net loss	(6,196)	-	(6,196)
Net loss per common share:
Basic	$(0.63)	$-	$(0.63)
Diluted	$(0.63)	$-	$(0.63)

(4)	No adjustments.

TRANSACT TECHNOLOGIES INCORPORATED

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

NON-GAAP FINANCIAL MEASURES

(Preliminary and Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2023	2022	2023	2022
	(In thousands)

Net income (loss)	$906	$528	$4,810	$(6,196)

Interest expense, net	73	53	207	145
Income tax expense (benefit)	169	(62)	1,189	(2,287)
Depreciation and amortization	381	359	1,103	984

EBITDA	1,529	878	7,309	(7,354)

Share-based compensation expense	213	287	611	868
Severance charge related to resignation of the Company’s former Chief Executive Officer	-	-	1,461	-

Adjusted EBITDA	$1,742	$1,165	$9,381	$(6,486)